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                                     FORM OF
                             AMENDMENT NUMBER 12 TO
                        PRINCIPAL UNDERWRITING AGREEMENT

      Pursuant to the Principal Underwriting Agreement between HARTFORD SECURITIES DISTRIBUTION COMPANY, INC. and THE HARTFORD MUTUAL FUNDS, INC. (formerly known as ITT Hartford Mutual Funds, Inc.) dated July 22, 1996, as amended and as assigned to Hartford Investment Financial Services, LLC (formerly known as Hartford Investment Financial Services Company) on November 1, 1998 (the "Agreement"), the following are hereby included as new Funds, to which all provisions in the Agreement shall apply.

   -  The Hartford Select SmallCap Growth Fund

   -  The Hartford Retirement Income Fund

   -  The Hartford Target Retirement 2010 Fund

   -  The Hartford Target Retirement 2020 Fund

   -  The Hartford Target Retirement 2030 Fund

      IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the ____ day of __________ 2005.

                                    HARTFORD INVESTMENT FINANCIAL
                                    SERVICES, LLC

                                    By: ___________________________
                                        David M. Znamierowski
                                        Executive Vice President

                                    THE HARTFORD MUTUAL FUNDS, INC.

                                    By: _____________________________
                                        David M. Znamierowski
                                        President